[KPMG PEAT MARWICK LETTERHEAD]                    Exhibit 23.2

The Board of Directors
NSK-Warner Kabushiki Kaisha:


                           INDEPENDENT AUDITORS' CONSENT

We consent to incorporation by reference in Registration Statement Nos.33-75564, 33-75566, 33-75568, 33-75572, 33-75574, 33-67822, and 33-67824 dated
February 1, 1995; Nos. 33-92430, 33-92428, 33-92432, and 33-92426 dated May 17,
1995; Nos. 33-92862 and 33-92860 dated may 30, 1995; Nos. 33-92528 dated June 1,
1995; Nos. 333-12941, 33-12875, and 33-12939 dated September 27, 1996; and No.
333-17179 dated December 3, 1996 of Borg-Warner Automotive, Inc. on Form S-8 of our report dated April 25, 1997 with respect to the consolidated balance sheets of NSK-Warner Kabushiki Kaisha as of March 31, 1997 and 1996, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended March 31, 1997 which report appears in the December 31, 1996 annual report on Form 10-K/A of Borg-Warner Automotive, Inc.

KPMG Peat Marwick
-------------------
KPMG PEAT MARWICK

Tokyo, Japan

June 25, 1997